Exhibit 23.1

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

CONSENT of INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to DeGolyer and MacNaughton, to the incorporation of information contained in our “Appraisal Report as of December 31, 2003 on Certain Properties Owned by Geomet, Inc.,” “Appraisal Report as of December 31, 2004 on Certain Properties Owned by Geomet, Inc.,” “Appraisal Report as of December 31, 2005 on Certain Properties Owned by Geomet, Inc.,” “Appraisal Report on Proved Reserves as of December 31, 2006 on Certain Properties Owned by Geomet, Inc.,” and “Appraisal Report on Proved Reserves as of December 31, 2007 on Certain Properties owned by Geomet, Inc.” (our Reports), and to references to our Reports in “Part I, Item 2, Properties,” “Part II, Item 6, Selected Financial Data,” “Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Part II, Item 8, Financial Statements and Supplementary Data” in the Annual Report on Form 10–K of Geomet, Inc. for the year ended December 31, 2007.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON

DeGOLYER and MacNAUGHTON

Dallas, Texas

March 13, 2008